Exhibit 99.9

CONSENT

I, John E. Merow, hereby consent to being named as a person who will become a director of IMCO Recycling Inc. (“IMCO”) in the joint proxy statement/prospectus included in the registration statement on Form S-4, Registration Number 333-117548.

Dated: September 17, 2004

By: /s/ John E. Merow

Name: John E. Merow